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Transocean Ltd.
Investor Relations and Corporate Communications

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Analyst Contacts:    Thad Vayda    News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:    Pam Easton    FOR RELEASE: December 18, 2014
+1 713-232-7647

TRANSOCEAN LTD. PROVIDES FLEET UPDATE SUMMARY

ZUG, SWITZERLAND—December 18, 2014—Transocean Ltd. (NYSE: RIG) (SIX: RIGN) today issued a monthly Fleet Update Summary which includes new contracts, changes to existing contracts, and changes in estimated planned out-of-service time of 15 or more days since November 18, 2014. The total value of new contracts since the November 18, 2014 Fleet Update Summary is approximately $453 million.

The report includes the following:

•	GSF Development Driller I – Awarded a two year contract in Angola at a dayrate of $382,000 ($279 million estimated backlog). The rig was previously idle.

•	Jack Bates – Customer exercised a nine month option in Australia at a dayrate of $370,000 ($101 million estimated backlog). The rig’s prior dayrate was $420,000.

•	Dhirubhai Deepwater KG2 – Awarded a five month contract extension in India at a dayrate of $395,000 ($59 million estimated backlog). The rig’s prior dayrate was $510,000.

•	Sedco Express – Awarded a 45 day contract in Nigeria at a dayrate of $300,000 ($14 million estimated backlog). The rig was previously idle.

•	The Deepwater Pathfinder, Deepwater Expedition, GSF Explorer, and Discoverer Seven Seas, are idle.

•	Estimated 2014 planned out-of-service time increased by a net 34 days. Estimated 2015 planned out-of-service time decreased by a net 42 days.

The company intends, in an environmentally responsible manner, to scrap the following seven lower-specification deepwater and midwater floaters: Sedco 710, Sovereign Explorer, Sedco 700, Sedco 601, J.W. McLean, GSF Arctic I, and Falcon 100. These rigs are classified as held for sale. Related to the scrapping of these rigs, the company expects its fourth quarter 2014 results to include an estimated non-cash charge of $100 million to $140 million, net of taxes.

Including four rigs (Sedneth 701, Sedco 703, Sedco 709, and C. K. Rhein, Jr.) previously disclosed, Transocean has already or intends to scrap a total of 11 lower-specification floaters. As the company continues to evaluate the long-term competitiveness of its fleet, additional rigs may be identified as candidates for scrapping.

The report can be accessed on the company’s website at www.deepwater.com.

Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2013, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange. Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved. Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

About Transocean
Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of, 73 mobile offshore drilling units consisting of 46 high-specification floaters (ultra-deepwater, deepwater and harsh-environment drilling rigs), 17 midwater floaters and 10 high-specification jackups. In addition, the company has seven ultra-deepwater drillships and five high-specification jackups under construction.

For more information about Transocean, please visit the company’s website at www.deepwater.com.